Exhibit 99.1

Sigilon Therapeutics Appoints Sarah Yuan, Ph.D., as Chief Technical Operations Officer

Cambridge, MA—February 22, 2022—Sigilon Therapeutics, Inc. (NASDAQ: SGTX), a biotechnology company that seeks to develop functional cures for chronic diseases through its Shielded Living Therapeutics™ platform, today announced the appointment of Sarah Yuan, Ph.D., as Chief Technical Operations Officer, effective March 7th, 2022. Dr. Yuan brings more than 20 years of experience in process development, manufacturing sciences and CMC strategies from a broad range of leading biopharmaceutical companies.

“We are delighted to welcome Sarah, a biopharma veteran, to the Sigilon team,” said Rogerio Vivaldi, M.D., President and CEO of Sigilon. “Sarah has an impressive track record of spearheading innovative manufacturing processes and leading CMC activities for assets ranging from preclinical to commercial-stage. We believe Sarah’s insights will have an immediate impact as we continue to optimize our platform and work toward achieving our near-term milestones for our programs in MPS-1 and diabetes.”

Prior to joining Sigilon Therapeutics, Dr. Yuan served as Vice President of Process and Analytical Development at 2seventy bio, the oncology spinoff of bluebird bio. At 2seventy bio, she was instrumental in getting three cell therapy products approved, in addition to advancing a preclinical product through IND clearance. Previously, Dr. Yuan led the External Manufacturing Organization for the Rare Blood Disorders Franchise at Sanofi. She also served as the Head of Technical Development and Manufacturing Sciences at Bioverativ, prior to its acquisition by Sanofi. At Bioverativ, she built and developed high functioning teams responsible for overseeing external manufacturing operations, developing and executing CMC strategies, delivering manufacturing processes, analytical methods and driving life cycle management initiatives for all clinical and commercial products. Earlier in her career, Dr. Yuan held various roles with increasing responsibilities in Biogen’s Manufacturing Sciences department, led Process Development at Agenus, and spent several years developing novel resins and membranes at Millipore. Sarah holds a Ph.D. in Chemical Engineering from University of Wisconsin, Madison, and a B.S. in Chemical Engineering from University of California at Berkeley.

“I am pleased to be joining the Sigilon team at such an important stage of its development,” commented Dr. Yuan. “I have dedicated a large part of my career to advancing novel platform technologies, and I look forward to working with this highly talented team to recognize the potential of Sigilon’s Shielded Living Therapeutics™ platform and novel allogeneic cell therapies.”

About Sigilon Therapeutics

Sigilon Therapeutics seeks to develop functional cures for chronic diseases through its Shielded Living Therapeutics™ platform. Sigilon’s product candidates are non-viral engineered cell-based therapies designed to produce the crucial proteins, enzymes or other therapeutic molecules needed by patients living with chronic diseases such as lysosomal diseases and diabetes. The engineered cells are encapsulated by Sigilon’s Afibromer™ biomaterials matrix, which is designed to shield them from immune rejection and fibrosis. Sigilon was founded by Flagship Pioneering in conjunction with Daniel Anderson, Ph.D., and Robert Langer, Sc.D., of the Massachusetts Institute of Technology.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters, including the potential impact on our platform technology and programs. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, that favorable preclinical results are not predictive of clinical trial results, the FDA or other regulators may request additional preclinical studies or clinical trials beyond those that we currently anticipate, and the risks identified under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended September 30, 2021 and in any subsequent filings with the Securities and Exchange Commission. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

SOURCE: Sigilon Therapeutics, Inc.

Investor Contact
Robert Windsor, Jr., J.D.

VP, Head of Investor Relations

Sigilon Therapeutics
robert.windsor@sigilon.com
617-586-3837

Media Contacts
Amy Bonanno
Solebury Trout
abonanno@soleburytrout.com
914-450-0349

##